Exhibit 99.1

Smith & Wesson Brands, Inc. Reports

First Quarter Fiscal 2024 Financial Results

- Q1 Net Sales of $114.2 Million - Q1 Gross Margin of 26.6%; Non-GAAP Gross Margin of 27.4% - Q1 EPS of $0.07/Share; Q1 Adjusted EPS of $0.13/Share - Q1 Adjusted EBITDAS Margin of 15.3%

SPRINGFIELD, Mass., September 7, 2023 – Smith & Wesson Brands, Inc. (NASDAQ Global Select: SWBI), a U.S.-based leader in firearm manufacturing and design, today announced financial results for the first quarter fiscal year 2024, ended July 31, 2023.

First Quarter Fiscal 2024 Financial Highlights

☐	Net sales were $114.2 million, an increase of $29.8 million, or 35.4%, over the comparable quarter last year.

☐	Gross margin was 26.6% compared with 37.3% in the comparable quarter last year.

☐	GAAP net income was $3.1 million, or $0.07 per diluted share, compared with $3.3 million, or $0.07 per diluted share, for the comparable quarter last year.

☐

Non-GAAP net income was $6.1 million, or $0.13 per diluted share, compared with $5.1 million, or $0.11 per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments for income exclude costs related to the relocation and other costs. For a detailed reconciliation, see the schedules that follow in this release.

☐	Non-GAAP Adjusted EBITDAS was $17.5 million, or 15.3% of net sales, compared with $15.7 million, or 18.5% of net sales, for the comparable quarter last year.

Mark Smith, President and Chief Executive Officer, commented, “We are very pleased with our first quarter performance. Our top line results reflected strong consumer demand for the Smith & Wesson brand at retail. Channel inventory of our products remained steady throughout the seasonally slow period this summer, indicating healthy pull through of our shipments at both distributor and retailer levels. Innovation and our iconic brand’s reputation for quality continue to be big drivers of consumers’ preference for Smith & Wesson. Combined with healthy, lean channel inventories as we enter the traditionally busy fall season, we anticipate these tailwinds will allow us to continue to deliver strong results.”

Deana McPherson, Executive Vice President and Chief Financial Officer, commented, “Bottom line profitability remained strong as disciplined cost control offset temporary headwinds from seasonally lower production volumes and inflationary factors. Gross margin in the quarter was negatively impacted by manufacturing cost absorption and inventory reserve adjustments, and we remain comfortable with our published financial model of annual gross margins of at least 32%. Cash from operations was $40.6 million, more than $33 million above last year, reflecting lower inventory due to strong pull through of our products at retail and a seasonal reduction in accounts receivable. Consistent with our capital allocation strategy, our board of directors has authorized a $0.12 per share quarterly dividend, which will be paid to stockholders of record on September 21, 2023 with payment to be made on October 5, 2023.”

Conference Call and Webcast

The company will host a conference call and webcast on September 7, 2023 to discuss its first quarter fiscal 2024 financial and operational results. Speakers on the conference call will include Mark Smith, President and Chief Executive Officer, and Deana McPherson, Executive Vice President and Chief Financial Officer. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the conference call via telephone should click “here” to pre-register for the conference call and obtain your dial-in number and unique PIN number. The conference call audio webcast can also be accessed live on the company’s website at www.smith-wesson.com, under the Investor Relations section.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “non-GAAP net income,” “Adjusted EBITDAS,” and “free cash flow” are presented. From time-to-time, we consider and use these supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. We believe it is useful for us and the reader to review, as applicable, both (1) GAAP measures that include (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) spin related stock-based compensation, (vi) relocation expense, and (vii) the tax effect of non-GAAP adjustments; and (2) the non-GAAP measures that exclude such information. We present these non-GAAP measures because we consider them an important supplemental measure of our performance. Our definition of these adjusted financial measures may differ from similarly named measures used by others. We believe these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP measures. The principal limitations of these measures are that they do not reflect our actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About Smith & Wesson Brands, Inc.

Smith & Wesson Brands, Inc. (NASDAQ Global Select: SWBI) is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality handgun, long gun, and suppressor products to the global consumer and professional markets under the iconic Smith & Wesson®, M&P®, and Gemtech® brands. The company also provides manufacturing services including forging, machining, and precision plastic injection molding services. For more information call (800) 331-0852 or visit www.smith-wesson.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, among others, that (i) we anticipate certain tailwinds (i.e. innovation, our iconic brand’s reputation for quality, and lean channel inventories as we enter the traditionally busy fall season) will allow us to continue to deliver strong results and (ii) we remain comfortable with our published financial model of annual gross margins of at least 32%. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, economic, social, political, legislative, and regulatory factors; the potential for increased regulation of firearms and firearm-related products; actions of social activists that could have an adverse effect on our business; the impact of lawsuits; the demand for our products; the state of the U.S. economy in general and the firearm industry in particular; general economic conditions and consumer spending patterns; our competitive environment; the supply, availability, and costs of raw materials and components; our anticipated growth and growth opportunities; our strategies; our ability to maintain and enhance brand recognition and reputation; our ability to effectively manage and execute the relocation; our ability to introduce new products; the success of new products; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2023.

Contact:

investorrelations@smith-wesson.com

(413) 747-3448

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of:
	July 31, 2023	April 30, 2023

	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents	$55,479	$53,556
Accounts receivable, net of allowances for credit losses of $17 on July 31, 2023 and $23 on April 30, 2023	28,164	55,153
Inventories	170,754	177,118
Prepaid expenses and other current assets	8,741	4,917
Income tax receivable	1,015	1,176

Total current assets	264,153	291,920

Property, plant, and equipment, net	234,595	210,330
Intangibles, net	3,534	3,588
Goodwill	19,024	19,024
Deferred income taxes	8,085	8,085
Other assets	8,271	8,347

Total assets	$537,662	$541,294

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36,335	$36,795
Accrued expenses and deferred revenue	16,041	20,149
Accrued payroll and incentives	20,117	18,565
Accrued income taxes	2,585	1,831
Accrued profit sharing	8,971	8,203
Accrued warranty	1,753	1,670

Total current liabilities	85,802	87,213
Notes and loans payable, net of current portion	24,813	24,790
Finance lease payable, net of current portion	36,591	36,961
Other non-current liabilities	7,741	7,707

Total liabilities	154,947	156,671

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 75,183,851 issued and 46,143,481 shares outstanding on July 31, 2023 and 75,029,300 shares issued and 45,988,930 shares outstanding on April 30, 2023	75	75
Additional paid-in capital	284,176	283,666
Retained earnings	520,766	523,184
Accumulated other comprehensive income	73	73
Treasury stock, at cost (29,040,370 shares on July 31, 2023 and April 30, 2023)	(422,375)	(422,375)

Total stockholders’ equity	382,715	384,623

Total liabilities and stockholders’ equity	$537,662	$541,294

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended July 31,
	2023	2022

	(In thousands, except per share data)
Net sales	$114,243	$84,394
Cost of sales	83,842	52,923

Gross profit	30,401	31,471

Operating expenses:
Research and development	1,799	1,673
Selling, marketing, and distribution	10,040	8,027
General and administrative	14,213	17,854

Total operating expenses	26,052	27,554

Operating income	4,349	3,917

Other income/(expense), net:
Other income/(expense), net	47	673
Interest income/(expense), net	153	(433)

Total other income/(expense), net	200	240

Income from operations before income taxes	4,549	4,157
Income tax expense	1,431	845

Net income	$3,118	$3,312

Net income per share:
Basic—net income	$0.07	$0.07

Diluted—net income	$0.07	$0.07

Weighted average number of common shares outstanding:
Basic	46,103	45,739
Diluted	46,551	46,102

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended July 31,
	2023	2022

	(In thousands)
Cash flows from operating activities:
Net income	$3,118	$3,312
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,253	7,549
Loss/(gain) on sale/disposition of assets	3	(46)
Provision for recoveries on notes and accounts receivable	(6)	(21)
Stock-based compensation expense	1,276	1,177
Changes in operating assets and liabilities:
Accounts receivable	26,995	38,935
Inventories	6,363	(45,841)
Prepaid expenses and other current assets	(3,825)	(3,324)
Income taxes	915	353
Accounts payable	(1,838)	2,721
Accrued payroll and incentives	1,551	(1,435)
Accrued profit sharing	768	3,488
Accrued expenses and deferred revenue	(4,135)	1,119
Accrued warranty	83	(75)
Other assets	75	206
Other non-current liabilities	34	(973)

Net cash provided by operating activities	40,630	7,145

Cash flows from investing activities:
Payments to acquire patents and software	(33)	(94)
Proceeds from sale of property and equipment	23	46
Payments to acquire property and equipment	(32,057)	(11,538)

Net cash used in investing activities	(32,067)	(11,586)

Cash flows from financing activities:
Payments on finance lease obligation	(338)	(278)
Dividend distribution	(5,536)	(4,576)
Payment of employee withholding tax related to restricted stock units	(766)	(981)

Net cash used in financing activities	(6,640)	(5,835)

Net increase/(decrease) in cash and cash equivalents	1,923	(10,276)
Cash and cash equivalents, beginning of period	53,556	120,728

Cash and cash equivalents, end of period	$55,479	$110,452

Supplemental disclosure of cash flow information
Cash paid for:
Interest, net of amounts capitalized	$525	$546
Income taxes	$494	$551

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	July 31, 2023		July 31, 2022
	$	% of Sales	$	% of Sales
GAAP gross profit	$30,401	26.6%	$31,471	37.3%
Relocation expenses	903	0.8%	1,244	1.5%

Non-GAAP gross profit	$31,304	27.4%	$32,715	38.8%

GAAP operating expenses	$26,052	22.8%	$27,554	32.6%
Spin related stock-based compensation	(4)	0.0%	(28)	0.0%
Relocation expenses	(3,009)	-2.6%	(976)	-1.2%

Non-GAAP operating expenses	$23,039	20.2%	$26,550	31.5%

GAAP operating income	$4,349	3.8%	$3,917	4.6%
Spin related stock-based compensation	4	0.0%	28	0.0%
Relocation expenses	3,912	3.4%	2,220	2.6%

Non-GAAP operating income	$8,265	7.2%	$6,165	7.3%

GAAP net income	$3,118	2.7%	$3,312	3.9%
Spin related stock-based compensation	4	0.0%	28	0.0%
Relocation expenses	3,912	3.4%	2,220	2.6%
Tax effect of non-GAAP adjustments	(967)	-0.8%	(450)	-0.5%

Non-GAAP net income	$6,067	5.3%	$5,110	6.1%

GAAP net income per share—diluted	$0.07		$0.07
Relocation expenses	0.08		0.05
Tax effect of non-GAAP adjustments	(0.02)		(0.01)

Non-GAAP net income per share—diluted	$0.13		$0.11

(a)	Non-GAAP net income per share does not foot due to rounding.

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO NON-GAAP ADJUSTED EBITDAS

(in thousands)

(Unaudited)

	For the Three Months Ended
	July 31, 2023	July 31, 2022
GAAP net income	$3,118	$3,312
Interest expense	555	569
Income tax expense	1,431	845
Depreciation and amortization	9,231	7,527
Stock-based compensation expense	1,276	1,177
Relocation expense	1,918	2,220

Non-GAAP Adjusted EBITDAS	$17,529	$15,650

	15.3%	18.5%

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF OPERATING CASH FLOW FROM OPERATIONS TO FREE CASH FLOW

(In thousands)

(Unaudited)

	For the Three Months Ended
	July 31, 2023	July 31, 2022
Net cash provided by operating activities	$40,630	$7,145
Net cash used in investing activities	(32,067)	(11,586)

Free cash flow	$8,563	$(4,441)